Exhibit 99.1

FOR IMMEDIATE RELEASE

Avinger Appoints Mark Weinswig as Chief Financial Officer

Redwood City, California, June 13, 2018 — Avinger, Inc. (NASDAQ: AVGR) (“Avinger” or the “Company”), a leading developer of innovative treatments for peripheral artery disease (PAD), today announced that Mark Weinswig will join the Company, and serve in the role of Chief Financial Officer (CFO) effective June 25, 2018. Mr. Weinswig will succeed Matt Ferguson, who will be leaving the Company to pursue other opportunities. Mr.  Ferguson will remain a full-time employee of Avinger until August 1, 2018, and continue as a consultant through December 31, 2018, to ensure a smooth transition.

Mr. Weinswig brings extensive strategic and operational financial experience to Avinger, including almost 20 years in financial leadership positions in private and publicly-traded technology companies. Mr. Weinswig previously served as the CFO of Emcore, One Workplace, and Aqua Metals. Earlier in his career, he was International Financial Controller for Coherent, and held senior financial positions at Oclaro. Mr. Weinswig began his career in public accounting at PricewaterhouseCoopers and worked at Morgan Stanley as an Equity Research Analyst. He has held both Certified Public Accountant (CPA) and Chartered Financial Analyst (CFA) designations, and received an MBA from Santa Clara University and a BS in Business Administration with an Accounting major from Indiana University.

“We are excited to welcome Mark Weinswig to our executive leadership team,” said Jeff Soinski, Avinger’s president and CEO. “Mark’s extensive experience in driving operational and financial improvements is a great fit as we launch our new products, execute against our commercial plan and continue to strengthen our organization.

“We appreciate the many contributions Matt Ferguson has made to Avinger and his critical role in financing the development and commercialization of our Lumivascular technology,” continued Mr. Soinski. “I’m glad that Matt will continue to be involved with the Company through the end of the year on a transitional basis, and wish him all the best in his future endeavors.”

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first-ever image-guided, catheter-based system that diagnoses and treats patients with peripheral artery disease (PAD). Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, CA. For more information, please visit www.avinger.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding personnel changes, the launch of new products and operational and financial performance. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include our dependency on a limited number of products; our ability to demonstrate the benefits of our Lumivascular platform; the resource requirements related to Pantheris; the outcome of clinical trial results; potential exposure to third-party product liability, intellectual property and other litigation; lack of long-term data demonstrating the safety and efficacy of our Lumivascular platform products; experiences of high-volume users of our products may lead to better patient outcomes than those of physicians that are less proficient; reliance on third-party vendors; dependency on physician adoption; reliance on key personnel; and requirements to obtain regulatory approval to commercialize our products; as well as the other risks described in the section entitled “Risk Factors” and elsewhere in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2018. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward-looking statements.

INVESTOR CONTACT

Matt Ferguson

Avinger, Inc.

(650) 241-7916

ir@avinger.com